UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 19, 2013

The Tirex Corporation
(Exact name of registrant as specified in its charter)

Delaware	33-17598-NY	22-2824362
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

40 Richards Ave., 3rd Floor Norwalk, CT	06854
(Mailing Address)	(Zip Code)

Registrant’s telephone number, including area code (203) 522-3247

1771 Post Road East, Westport, CT 06880
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

The Registrant has entered into a material definitive agreement with Green Recycling Solution International, LLC (GRSI) under which GRSI will provide the necessary financial resources for Registrant to engage the legal, audit and ancillary costs required for Registrant to become current-reporting as defined by regulatory authorities. Under this Agreement, GRSI also expresses its intent to purchase a TCS System once the Registrant has become current-reporting. In compensation, the Registrant agrees to give to GRSI a limited exclusive marketing license for TCS Systems, the limitations being defined by territorial definition and time. In addition the Registrant will deliver to an escrow agent 288,936,341restricted common shares which will be released to GRSI upon completion of milestone commitments by GRSI under the agreement. The Board of Directors of the Registrant has approved the necessary modifications to the corporation’s capital structure respecting share authorizations and, subject to shareholder vote, will proceed to complete the administrative processes with the appropriate regulatory authorities to render full effect to these decisions.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1 – Tirex/GRSI License Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date April 25, 2013

The Tirex Corporation

John L. Threshie Jr

President/CEO

Cc: Tirex/GRSI License Agreement